UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2014, the board of directors (the “Board”) of Apache Corporation (the “Company”) appointed Mr. Peter A. Ragauss as a new director. Mr. Ragauss has been appointed to the Audit Committee of the Company’s Board. On December 17, 2014, the Company issued a press release announcing this appointment, a copy of which is filed herewith as Exhibit 99.1.

For his service, Mr. Ragauss will receive compensation that is commensurate with that received by the Company’s other non-employee directors, although the annual retainer and the restricted stock units granted under the Non-Employee Directors’ Restricted Stock Program will be pro-rated to reflect his length of service in 2014. Such compensatory arrangements are further described under the caption “Director Compensation” in the Company’s definitive proxy statement, which was filed with the SEC on April 2, 2014, and is incorporated by reference herein. Since the filing of that document, Apache’s board has made the following changes to director compensation: effective July 1, 2014 (i) the annual board retainer for the Company’s non-employee directors has been restructured to reduce the cash component to one-third from one-half (now $100,000, previously $150,000) and increase the equity component to two-thirds from one-half (now $200,000, previously $150,000); (ii) the equity component of the annual board retainer is now issued quarterly, but rather than vesting on the one-month and 12-month anniversaries of grant, it vests immediately but is mandatorily deposited into a new deferral program, and the underlying shares of common stock are not distributed to the director until he or she retires or otherwise leaves the Board; (iii) the stock ownership requirement has been increased to six times the annual base cash retainer (resulting in a requirement valued at $600,000); and (iv) the retirement plan for the Company’s non-employee directors has been amended to limit participation to those members first elected to the Board on or before June 30, 2014 (which will exclude Mr. Ragauss).

Mr. Ragauss has (i) no arrangements or understandings with any other person pursuant to which he was elected for the position described above, and (ii) no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Ragauss retired from Baker Hughes in October 2014, after eight years as senior vice president and chief financial officer. Prior to joining Baker Hughes, he was controller, Refining and Marketing, for BP Plc from 2003 to 2006; chief executive officer for Air BP from 2000 to 2003; and assistant to group chief executive for BP Amoco from 1998 to 2000. Mr. Ragauss was vice president of Finance and Portfolio Management for Amoco Energy International when Amoco Corporation merged with BP. From 1996 to 1998, he served as vice president of Finance for El Paso Energy International and held positions of increasing responsibility at Tenneco, Inc., from 1993 to 1996, and Kidder, Peabody & Co. Incorporated, from 1987 to 1993.

Mr. Ragauss has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Apache Corporation, dated December 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: December 19, 2014	/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Apache Corporation, dated December 17, 2014.